UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018 (May 23, 2018)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 23, 2018, 34th Street Funding, LLC (“34th Street Funding”), a wholly-owned, special purpose financing subsidiary of CĪON Investment Corporation (“CĪON”), entered into a third amendment to the amended and restated loan agreement (the “Third Amended JPM Credit Facility”) with JPMorgan Chase Bank, National Association (“JPM”), as lender and administrative agent, U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary, and CION Investment Management, LLC, CĪON’s investment adviser, as portfolio manager, in connection with the senior secured credit facility with JPM. Pursuant to the Third Amended JPM Credit Facility, (i) the aggregate principal amount available for borrowings was increased from $225,000,000 to $275,000,000, of which $25,000,000 may be funded as a revolving credit facility, each subject to compliance with a borrowing base; (ii) advances will bear interest at a floating rate equal to the three-month London Interbank Offered Rate, plus a spread of 3.0% per year, which spread was reduced from 3.5% per year; and (iii) the reinvestment period was extended for one year with a new scheduled maturity date of August 24, 2021.

34th Street Funding paid an upfront fee on the incremental amount available for borrowing and incurred certain other customary costs and expenses in connection with the Third Amended JPM Credit Facility. No other material terms of the Amended JPM Credit Facility were revised in connection with the Third Amended JPM Credit Facility.

The foregoing description of the Third Amended JPM Credit Facility, as set forth in this Item 1.01, is a summary only and is qualified in all respects by the provisions of the third amendment to the amended and restated loan agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 24, 2018.  As of April 2, 2018, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 116,108,932 shares of common stock were eligible to be voted, and 43,268,625 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of two members of the board of directors of CĪON to serve until the 2021 annual meeting of shareholders or until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The director nominees listed in CĪON’s 2018 proxy statement were elected by CĪON’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for the director nominees are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Gatto	18,800,357	925,999	23,542,269
Michael A. Reisner	18,835,988	890,368	23,542,269

The proposal to ratify the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was also approved by CĪON’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	42,503,137
Votes Against	288,595
Abstentions	476,893
Broker Non-Votes	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Amended and Restated Loan Agreement, dated as of May 23, 2018, by and among 34th Street Funding, LLC, JPMorgan Chase Bank, National Association, U.S. Bank National Association and CION Investment Management, LLC .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: May 25, 2018	By:	/s/ Michael A. Reisner
Michael A. Reisner Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Amended and Restated Loan Agreement, dated as of May 23, 2018, by and among 34th Street Funding, LLC, JPMorgan Chase Bank, National Association, U.S. Bank National Association and CION Investment Management, LLC .